UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): April 29, 2003

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-16129 (Commission File Number)	33-0927079 (IRS Employer Identification Number)

One Enterprise Drive Aliso Viejo, California (Address of principal executive offices)	92656-2606 (Zip Code)

(949) 349-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

99.1	Press Release Issued by Fluor Corporation on April 29, 2003 announcing its financial results for the quarter ended March 31, 2003.

Item 9. Regulation FD Disclosure

     In accordance with guidance provided by the Securities and Exchange Commission in SEC Release Nos. 33-8216; 34-47583 (March 27, 2003), the information in this Current Report on Form 8-K, including the exhibit, which is intended to be furnished pursuant to Item 12 of Form 8-K, is instead being furnished pursuant to this Item 9. The information in this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section. Furthermore, this Current Report on Form 8-K, including the exhibit, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934.

     On April 29, 2003, Fluor Corporation announced financial results for the quarter ended March 31, 2003. A copy of the press release (the “Earnings Release”) making this announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     The Company includes backlog and new awards data in the Earnings Release. Backlog is a measure of the total dollar value of work to be performed on contracts awarded and in progress. Although backlog reflects business that is considered to be firm, cancellations or scope adjustments may occur. Backlog is adjusted to reflect any known project cancellations, deferrals and revised project scope and costs, both upward and downward. New awards is a measure of the total dollar value of work to be performed on contracts awarded in the period. Backlog and new awards measures are regularly reported in the construction industry.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 29, 2003	FLUOR CORPORATION

By:
/S/ D. MICHAEL STEUERT

D. Michael Steuert Senior Vice President and Chief Financial Officer

FLUOR CORPORATION
INDEX OF EXHIBITS

Exhibit Number	Description

99.1	Press Release Issued by Fluor Corporation on April 29, 2003 announcing its financial results for the quarter ended March 31, 2003.